 Exhibit 99.1
AzurRx BioPharma Announces Appointment of Daniel Schneiderman as Chief Financial Officer

NEW YORK, January 3, 2020 (GLOBE NEWSWIRE) -- AzurRx BioPharma, Inc. (NASDAQ: AZRX) (“AzurRx” or the “Company”), a company specializing in the development of non-systemic, recombinant therapies for gastrointestinal diseases, today announced that Daniel Schneiderman has been appointed to serve as the Company’s Chief Financial Officer effective January 2, 2020.

Mr. Schneiderman, who has over 17 years of healthcare and finance experience, most recently served as Chief Financial Officer for Biophytis, SA (through its U.S. subsidiary Biophytis, Inc.) (Euronext Growth Paris: ALBPS) from November 2018 through December 2019. Previously, Mr. Schneiderman served as the Vice President, Finance, Controller and Corporate Secretary for MetaStat, Inc. from February 2012 through October 2018. Mr. Schneiderman’s early career included a number of investment banking positions where he focused on private and public small capitalization companies mainly in the healthcare and life sciences sectors. Mr. Schneiderman was Vice President of Investment Banking for Burnham Hill Partners LLC, where he worked from 2008 to 2012. From 2004 through 2008, Mr. Schneiderman was Vice President of Investment Banking at Burnham Hill Partners, a division of Pali Capital, Inc. Previously, Mr. Schneiderman worked at H.C. Wainwright & Co., Inc. in 2004 as an investment banking analyst. Mr. Schneiderman earned a bachelor’s degree in economics from Tulane University. Mr. Schneiderrman replaces Maged Shenouda, who left the Company on November 30, 2019 to pursue other career opportunities.

 “We are very pleased that Daniel Schneiderman is joining AzurRx as Chief Financial Officer. I am confident that his vast healthcare, financial, strategic and fundraising experience will allow him to make a significant contribution to the Company’s future success,” commented James Sapirstein, President and Chief Executive Officer.

About AzurRx BioPharma, Inc.
AzurRx BioPharma, Inc. (NASDAQ: AZRX) is engaged in the research and development of non-systemic biologics for the treatment of patients with gastrointestinal disorders. MS1819-SD recombinant lipase for EPI is the Company's lead development program, and additional early stage research is being conducted for the prevention of hospital-acquired infections. The Company is headquartered in Brooklyn, NY, with scientific operations based in Langlade, France. Additional information on the Company can be found at www.azurrx.com.

Forward-Looking Statements
This press release may contain certain statements relating to future results which are forward-looking statements. These statements are not historical facts, but instead represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Additional information concerning the Company and its business, including a discussion of factors that could materially affect the Company’s financial results, including those related to the clinical development of MS1819-SD and final results of the Phase II OPTION study, are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 under the heading “Risk Factors,” as well as the Company’s subsequent filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

For more information:
AzurRx BioPharma, Inc.
760 Parkside Avenue - Suite 304
Brooklyn, NY 11226
Phone: (646)-699-7855
info@azurrx.com

Investor Relations contact:
LifeSci Advisors, LLC.
Hans Vitzthum, Managing Director
250 West 55th Street - Suite 16B
New York, NY 10019
Phone: 617-430-7578
www.lifesciadvisors.com
hans@lifesciadvisors.com